EXHIBIT 23.2


                           SPROUSE & ANDERSON, L.L.P.            Lester Sprouse
                            Accountants & Consultants           Jeff C. Anderson
                                                                  Pamela L. Hill







TRANS-CENTURY RESOURCES, INC.:


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 11, 2002, relating to the consolidated balance sheet of Trans-Century Resources, Inc. as of December 31, 2001 and the related consolidated statements of operations, consolidated shareholders' equity, partners' capital and consolidated cash flows for the years ended December 31, 2001 and 2000.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ Sprouse & Anderson, L.L.P.
------------------------------
SPROUSE & ANDERSON, L.L.P.
Certified Public Accountants



Austin, Texas
June 11, 2002




515 Congress Avenue, Suite 1212     Austin, Texas  78701       (512) 476-0717
  www.sprousecpa.com                                     Fax (512) 476-0462